Exhibit 10.25

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

APPTECH CORP.

NON-PLAN INDUCEMENT STOCK OPTION AWARD NOTICE OF GRANT AND

NON-PLAN INDUCEMENT STOCK OPTION AGREEMENT

AppTech Corp. (the “Company”) hereby grants to the individual listed below (the “Optionee”), a nonqualified stock option to purchase the number of shares of its $0.001 par value common stock (the “Common Stock”) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the option agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. In addition, as a condition to receiving this Option, the Optionee understands and agrees that Optionee will enter into a definitive employment agreement (the “Employment Agreement”), including execution of the Company’s standard Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”), on or prior to December 15, 2021, and the Optionee understands and agrees to continue to be bound by and comply with the restrictive covenants set forth in the Employment Agreement and the Confidentiality Agreement (the “Restrictive Covenants”). The Optionee understands and agrees that the Restrictive Covenants shall survive the grant, vesting, exercise or termination of the Option, sale of the shares underlying the Option and any termination of employment of the Optionee, and that execution of the Employment Agreement on or before December 15, 2021 and full compliance with the Restrictive Covenants is an express condition precedent to (i) the receipt, delivery, vesting and exercise of any Options and (ii) any rights to any payments with respect to the Options.

This Option grant is an inducement grant and is not made under the 2020 Stock Award Plan of the Company (the “Plan”). The provisions of the attached Agreement shall govern the terms and conditions of the Option.

Optionee:	Chad Nelley
Address:	8789 Dalewood Ave, San Diego, CA 92123
Grant Date:	November 12, 2021
Exercise Price per Share:	$1.267/Share
Total Number of Shares Subject to Option:	250,000
Expiration Date:	November 12, 2024

Vesting Schedule: The shares subject to the option will vest in eleven (11) equal installments of 20,834 shares followed by one (1) installment of 20,826 shares on the last day of each the twelve (12) consecutive months starting on January 1, 2022 as follows: January 31, 2022, February 28, 2022, March 31, 2022, April 30, 2022, May 31, 2022, June 30, 2022, July 31, 2022, August 31, 2022, September 30, 2022, October 31, 2022, November 30, 2022 and December 31, 2022 (collectively, the “Vesting Period”). This Vesting Schedule shall be subject to acceleration as provided in the Agreement.

Termination: The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.

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By accepting this grant, the Optionee agrees to be bound by the terms and conditions of the Agreement and this Notice of Grant (“Grant Notice”), including the Restrictive Covenants. The Optionee has reviewed the Agreement, the Confidentiality Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Confidentiality Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions relating to the Option.

AppTech Corp.	Optionee
a Wyoming corporation

By:
Luke D’Angelo, Chief Executive Officer	Signature

Exhibit A

NON-PLAN INDUCEMENT STOCK OPTION AGREEMENT

Pursuant to the Non-Plan Inducement Stock Option Award Notice Of Grant (the “Grant Notice”) to which this Non-Plan Inducement Stock Option Agreement (this “Agreement”) is attached, AppTech Corp. (the “Company”), has granted you an option to purchase the number of shares of the Company’s $0.001 par value common stock (the “Common Stock”) indicated in your Grant Notice at the exercise price indicated in your Grant Notice. This option is granted outside of the Company’s 2020 Stock Award Plan (the “Plan”), as a material inducement to you entering into employment with the Company, and effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). The shares of Common Stock underlying this option shall not reduce and shall have no impact on the number of shares available for grant under the Plan.

The details of your option, in addition to those set forth in the Grant Notice, are as follows:

1.                   Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service; provided, that, the option shall vest and become exercisable as to all previously unvested shares of Common Stock upon a termination of employment described in Section 6(c) or Section 9(a).

2.                   Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments as defined in Section 16.

3.                   Exercise. Subject to your full compliance at all times with the Restrictive Covenants Agreement and Section 4 of this Agreement:

(a)                 You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)                 By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)                 By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”) or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”). You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 3(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 3(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(d)                 The shares of Common Stock deliverable upon the exercise of your option, or any portion thereof, may be either previously authorized but unissued shares, treasury stock or issued shares which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable.

(e)                 Any exercisable portion of your option or the entire option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the option or portion thereof becomes unexercisable under Section 6 hereof; provided, however, that you may exercise your option only for whole shares of Common Stock.

4.                   Exercise Restrictions.

(a)                 If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or Disability, (ii) a Change of Control or (iii) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

(b)                 In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

(d)                 No unvested portion of the option may be exercised.

5.                   Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in one or more of the following ways if authorized by the Board:

(a)                 Provided that, (i) at the time of exercise the Company has registered the shares of Common Stock underlying your option and (ii) at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)                 Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)                 Subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

6.                   Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the terms and conditions of your Employment Agreement (as defined in your Grant Notice), upon the earliest of the following:

(a)                 immediately if the Employment Agreement and Confidentiality Agreement are not executed by you on or before December 15, 2021;

(b)                 immediately upon the termination of your Continuous Service for Cause (as defined in the Employment Agreement), in which case the entire unexercised portion of the option shall be forfeit;

(c)                 forty-five (45) days after the termination of your Continuous Service for any reason other than Cause, Disability, or your death (except as otherwise provided in Section 6(e) below); provided, however, that if during any part of such forty-five (45) day period your option is not exercisable solely because of the condition set forth in the Section 4(b) hereof, your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of forty-five (45) days after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is forty-five (45) days after the termination of your Continuous Service, and (y) the Expiration Date;

(d)                 forty-five (45) days after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 6(e)) below;

(e)                 twelve (12) months after your death if you die during your Continuous Service, provided that the option shall cease to vest on the date of death; or

(f)                  the Expiration Date indicated in your Grant Notice.

7.                   Termination of Employment or Service/Breach of the Restrictive Covenants Agreement. The Compensation Committee, in its sole discretion, shall determine the effect of all matters and questions relating to termination of your Continuous Service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination of your Continuous Service, as well as whether you have fully complied with the Restrictive Covenants for purposes of this Agreement.

8.                   Restrictions on Transferability. By accepting the option, you acknowledge that neither the option nor the underlying shares of Common Stock have been registered as of the Date of Grant and that the Company has no obligation to register the option or the underlying Common Stock subsequent to the Date of Grant. If the Company does not register the shares underlying the option prior to exercise, any shares of Common Stock purchased by you upon exercise of the option will be restricted and may only be transferred in compliance with Rule 144. You hereby represent that you are familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as this term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (2) the availability of certain public information about the Company, (3) the amount of securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(c), and (4) the timely filing of a Form 144, if applicable. Accordingly, except as otherwise provided in this Section 8, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)                 Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)                 Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c)                 Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

9.                   Change in Control.

(a)                 If, within the three (3)-month period preceding, or the twelve (12)-month period following, a Change of Control, the Company terminates your employment without Cause or on account of disability, or the you terminate your employment with the Company for Good Reason, then, (i) your option shall become fully vested and exercisable, and (ii) the forfeiture conditions applicable to your option shall lapse (but, your obligations under the Restrictive Covenants and this Agreement shall not lapse).

(b)                 This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.                Tax Consequences. You hereby agree that the Company does not have a duty to design or administer compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. The Compensation Committee may, in its discretion, adopt such amendments to the applicable provisions of this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Compensation Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.

11.                No Advice Regarding Grant. The Company is not providing you any tax, legal or financial advice, nor is the Company making any recommendations regarding your acquisition or sale of the Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to your option.

12.                No Right to Continuous Service. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or Consultant for the Company or an Affiliate.

13.                No Rights as Stockholder. You will not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Common Stock purchasable upon the exercise of any part of the option unless and until such shares of Common Stock shall have been issued by the Company and held of record by you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued.

14.                Optionee’s Representations. If the shares of Common Stock purchasable pursuant to the exercise of your option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this option is exercised, you shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

15.                Limitations Applicable to Section 16 Persons. Notwithstanding any other applicable provision of this Agreement, if you are subject to Section 16 of the Exchange Act, then your option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.                Definitions. For purposes of this Agreement, terms defined in the Grant Notice and used herein shall have the meanings assigned to them in the Grant Notice, terms otherwise defined herein will have the meanings assigned to them elsewhere in this Agreement, and the following terms have the meanings given below:

“Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Compensation Committee.

“Disability” shall be determined in accordance with Section 6.2 of the Employment Agreement.

“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment. References to “shares” in this Agreement refer to shares of Common Stock.

“Cause” shall have the meaning given in the Employment Agreement.

“Change of Control” shall mean the consummation of the first to occur of (i) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (ii) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their related parties) hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (iv) the acquisition by any person or group of more than fifty percent (50%) of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

“Continuous Service” means that your service with the Company or an Affiliate, whether as an employee, director or Consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or an Affiliate as an employee, director or Consultant or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or an Affiliate, will not terminate your Continuous Service; provided, however, that if the entity for which you are rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, your Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a Consultant of an Affiliate or to a director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Compensation Committee, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.

“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a director, or payment of a fee for such service, will not cause a director to be considered a “Consultant” for purposes of this Agreement.

17.                Notices. Any notices provided for in your option will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

18.                Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

19.                Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

20.                Entire Agreement. The Grant Notice, the Restrictive Covenants and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements between you and the Company regarding the option.

21.                Notice of Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California and no other courts, where this grant is made and/or to be performed.

22.                Conformity to Securities Laws. You acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

23.                Clawback. Notwithstanding any other provisions in this Agreement to the contrary, any portion of this option or the shares received upon exercise hereof that constitutes incentive-based compensation, and any other compensation, paid or payable to you pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, will be subject to such deductions and clawback (recovery) as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement as it relates specifically to the Frank-Dodd Act. You specifically authorize the Company to withhold from your future wages any amounts that may become due under this provision. This Section 23 will survive the termination of this Agreement for a period of three (3) years.

24.                Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and you, your assigns and the legal representatives, heirs and legatees of your estate.

25.                Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

26.                Data Privacy. By entering into this Agreement, you: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of your option; (ii) waive any data privacy rights you may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

27.                Assignment. The Company may assign any of its rights under this Agreement. You may not assign, hypothecation or pledge your option as any type of security or collateral. Any attempted assignment, hypothecation or pledge of your option in violation of this Section 27 will be null and void and have no legal effect.

28.                Modifications to this Agreement. The Agreement may be amended by the written agreement of the parties.

EXHIBIT A

NOTICE OF EXERCISE

AppTech Corp.

5876 Owens Ave., Suite 100

Carlsbad. CA 92008

Attention: Secretary

1.       Exercise of Option. Effective as of today, ____________, 20__, the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of AppTech Corp. (the “Company”) under and pursuant to the Non-Plan Inducement Stock Option Agreement dated November 12, 2021 (the “Agreement”).

2.       Delivery of Payment. The Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Agreement, and any and all withholding taxes due in connection with the exercise of the Option (as defined in the Agreement).

3.       Representations of Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Agreement and agrees to abide by and be bound by its terms and conditions.

4.       Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to shares not yet exercised. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Agreement.

5.       Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6.       Restrictive Legends and Stop-Transfer Orders.

(a)  Legends. The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b)       Stop-Transfer Notices. The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

A-1

(c)       Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.       Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8.       Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.This Exercise Notice is governed by and construed in accordance with the laws of the State of California without resort to that State’s conflict-of-laws rules.

9.       Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice, the Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

10.       Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement not declared to be unlawful or invalid.

Submitted by:	Accepted by:

OPTIONEE	APPTECH CORP.

By:
Signature

Print Name	Title

Address:___________________________________

Date Received

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	________________________________________

COMPANY:	AppTech Corp.

SECURITIES:	Common Stock

AMOUNT:	__________________________

DATE:	__________________________

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a)       The Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Optionee is acquiring these Securities for investment for the Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)       The Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. In this connection, the Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. The Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)       The Optionee is familiar with the provisions of Rule 144, each promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

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(d)       The Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, or some other registration exemption will be required; and that the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e)       The Optionee further understands and acknowledges that all sales of Securities must be done in compliance with the Company’s then applicable insider trading policy.

Signature of Optionee

Date:___________________________

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